UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

WAUWATOSA HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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11200 W. Plank Court / Wauwatosa, WI 53226 / (414) 258-5880
April 25, 2006

Dear Fellow Shareholder:
We recently mailed to you proxy materials for the Annual Meeting of Shareholders to be held on May 16, 2006. According to our proxy tabulator’s records, your vote has not been received.
Generally, your shares cannot be voted unless you give specific instructions and sign, date, and return your proxy card. Failure to vote will have the effect of votes cast against proposal 3.
The Board of Directors unanimously recommends that Shareholders vote “for” the proposals as set forth in the proxy statement that was previously sent to you.
Your vote is extremely important. Please vote today, using the enclosed proxy card and return envelope. If you have questions regarding voting, you may call our proxy solicitor, Registrar & Transfer Company, toll free at (800) 368-5948.
Sincerely,
/s/ Donald J. Stephens
Donald J. Stephens
Chairman of the Board
Wauwatosa Holdings, Inc.